AMENDMENT NO. 1, dated as of                    __, 2016 (the "Amendment"), to the Amended and Restated Deposit Agreement (as amended from time to time, the "Deposit Agreement") dated as of November 25, 2009

AMONG:

(1)	SAP SE, a European Company (or Societas Europaea) organized under the laws of the Federal Republic of Germany and the European Union (herein called the "Company");

(2)	DEUTSCHE BANK TRUST COMPANY AMERICAS, an indirect wholly owned subsidiary of Deutsche Bank A.G., acting in its capacity as depositary (herein called the "Depositary"); and

(3)	all Owners and Holders from time to time of American Depositary Receipts issued thereunder.

WITNESSETH:

(A)	WHEREAS, the Company and the Depositary executed the Deposit Agreement for the purposes set forth therein;

(B)	WHEREAS, pursuant to Section 6.1 of the Deposit Agreement, the Company and the Depositary desire to amend certain terms of the Deposit Agreement and American Depositary Receipts.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Deposit Agreement and the American Depositary Receipts, effective in accordance with Section 5.1 hereof, as follows:

1.	DEFINITIONS

Unless otherwise defined in this Amendment, all capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Deposit Agreement.

2.	AMENDMENTS TO DEPOSIT AGREEMENT

(a)
All references in the Deposit Agreement to "SAP AG" or the "Company" are hereby amended to refer to SAP SE, a European Company (or Societas Europaea) organized under the laws of the Federal Republic of Germany and the European Union, and its successors.

(b)
All references in the Deposit Agreement and the American Depositary Receipts to the term "Deposit Agreement" shall, as of the Effective Date (as herein defined), refer to the Deposit Agreement as amended by this Amendment.

(c)	Section 4.9 of the Deposit Agreement is hereby amended to read as follows:

The Depositary shall make available during normal business hours on each Monday, Tuesday, Wednesday, Thursday and Friday that is not (a) a day on which banking institutions in the Borough of Manhattan, The City of New York are authorized or obligated by law or executive order to close and (b) a day on which the market(s) in which American Depositary Shares are traded are closed for inspection by Owners at its Corporate Trust Office any reports and communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary, the Custodian, or the nominee of either of them as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.  The Company agrees to provide to the Depositary, at the Company's expense, all documents that it provides to the Custodian.  The Depositary shall, at the expense of the Company and in accordance with Section 5.6, also mail by regular, ordinary mail delivery or by electronic transmission (if agreed by the Company and the Depositary) and unless otherwise agreed in writing by the Company and the Depositary, to Owners copies of such reports when furnished by the Company pursuant to Section 5.6.

(d)	Section 5.3 of the Deposit Agreement is amended to include the following immediatelyprior to the ultimate paragraph thereof:

In no event shall the Company, the Depositary or any of their respective directors, officers, employees, agents and/or affiliates, or any of them, be liable for any indirect, special, punitive or consequential damages to the Depositary, the Company, Owners, Holders or third party.

(e)	Section 5.6 of the Deposit Agreement is hereby amended to read as follows:

On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action by such holders other than at a meeting, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of Deposited Securities, the Company shall transmit to the Depositary and the Custodian a copy of the notice thereof in English but otherwise in the form given or to be given to holders of Shares or other Deposited Securities.

The Company will arrange for the translation into English if not already in English, to the extent required pursuant to any regulations of the Commission, and the prompt transmittal by the Company to the Depositary and the Custodian of such notices and any other reports and communications which are made generally available by the Company to holders of its Shares.  The Depositary shall arrange, at the request of the Company and at the Company's expense, for the mailing of copies thereof to all Owners, or by any other means as agreed between the Company and the Depositary (at the Company's expense) or make such notices, reports and other communications available for inspection by all Owners, provided, that, the Depositary shall have received evidence reasonably satisfactory to it, including in the form of an opinion of local and/or U.S. counsel or counsel of other applicable jurisdiction, furnished at the expense of the Company, as the Depositary in its reasonable discretion so requests, that the distribution of such notices, reports and any such other communications to Owners from time to time is valid and does not or will not infringe any local, U.S. or other applicable jurisdiction regulatory restrictions or requirements if so distributed and made available to Owners.  The Company will timely provide the Depositary with the quantity of such notices, reports, and communications, as requested by the Depositary from time to time, in order for the Depositary to effect such mailings.

The Depositary will, at the expense of the Company, make available a copy of any such notices, reports or communications issued by the Company and delivered to the Depositary for inspection by the Owners of the Receipts evidencing the American Depositary Shares representing such Shares governed by such provisions at the Depositary's Corporate Trust Office and at any other designated transfer office.

(f)	Section 5.9 of the Deposit Agreement is hereby amended by replacing "US $2.00" inclause (6) of the second paragraph thereof with "US$ 3.00".

3.	AMENDMENTS TO THE FORM OF AMERICAN DEPOSITARY RECEIPT

All references in the form of American Depositary Receipt, and all outstanding American Depositary Receipts, are amended to reflect the changes set forth in Section 2 hereof.  The form of American Depositary Receipt, as amended, is attached hereto as Exhibit A.

4.	REPRESENTATIONS AND WARRANTIES

The Company represents and warrants to, and agrees with, the Depositary and the Owners, that:

(a)
This Amendment, when executed and delivered by the Company, will be duly and validly authorized, executed and delivered by the Company, and it and the Deposit Agreement as amended hereby constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

(b)
In order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment or the Deposit Agreement as amended hereby, and any other document furnished hereunder or thereunder in the Federal Republic of Germany,  neither of such agreements need to be filed or recorded with any court or other authority in the Federal Republic of Germany, nor does any stamp or similar tax or governmental charge need to be paid in the Federal Republic of Germany on or in respect of such agreements.

5.	MISCELLANEOUS

5.1	Effectiveness of Amendments

This Amendment is dated, and shall be effective, as of the date set forth above; provided, however, any amendment included herein which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, air courier, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding Receipts until the expiration of thirty (30) calendar days after the date notice of the changes set forth herein are first provided to Owners of outstanding Receipts.

5.2	Outstanding Receipts

Receipts issued prior to the date hereof, which do not reflect the changes to the form of Receipt effected hereby, do not need to be called in for exchange and may remain outstanding until such time as the Owners thereof choose to surrender them for any reason under the Deposit Agreement, as amended by this Amendment.  The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

Owners and Holders of American Depositary Shares issued pursuant to the Deposit Agreement issued prior to the date hereof and outstanding as of the date hereof, shall, from and after the date hereof, be deemed Owners and Holders of American Depositary Shares issued pursuant and be subject to all of the terms and conditions of the Deposit Agreement, as amended by this Amendment, in all respects.

5.3	Indemnification

The parties hereto shall be entitled to the benefits of the indemnification provisions of Section 5.8 of the Deposit Agreement in connection with any and all liability it or they may incur as a result of the terms of this Amendment and the transactions contemplated herein.

5.4	Counterparts

This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one instrument.

IN WITNESS whereof, the Company and the Depositary have caused this Amendment to be executed by representatives thereunto duly authorized as of the date set forth above.

SAP SE

By: ______________________________
   Name:
   Title:

By: ______________________________
   Name:
   Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Depositary

By: ______________________________
   Name:
   Title:

By: ______________________________
   Name:
   Title:

Exhibit A to Amendment No. 1 to Amended and Restated Deposit Agreement

CERTAIN RIGHTS OF THE OWNERS AND HOLDERS OF THIS AMERICAN DEPOSITARY RECEIPT MAY BE WITHHELD IN ACCORDANCE WITH THE PROVISIONS OF AND UNDER CIRCUMSTANCES AS SET OUT IN ARTICLE (22) HEREOF, INCLUDING, WITHOUT LIMITATION, VOTING RIGHTS AND THE RIGHT TO RECEIVE DIVIDENDS AND OTHER DISTRIBUTIONS

AMERICAN DEPOSITARY SHARES

(Each American Depositary Share represents one Share (as defined in the Deposit Agreement) )

DEUTSCHE BANK TRUST COMPANY AMERICAS

AMERICAN DEPOSITARY RECEIPT

FOR AMERICAN DEPOSITARY SHARES REPRESENTING

ORDINARY SHARES,

WITHOUT NOMINAL VALUE, OF

SAP SE

(a European Company (or Societas Europaea) organized under the laws of the Federal Republic of Germany and the European Union)

Deutsche Bank Trust Company Americas as depositary (hereinafter called the "Depositary"), hereby certifies that ________ , or registered assigns IS THE OWNER OF_________ AMERICAN DEPOSITARY SHARES representing deposited Ordinary Shares, without nominal value, (herein called "Shares") of SAP SE, a European Company (or Societas Europaea) organized under the laws of the Federal Republic of Germany and the European Union (herein called the "Company").  At the date hereof, each American Depositary Share represents one Share, which is either deposited or subject to deposit under the Deposit Agreement (as hereinafter defined) with the Custodian, which at the date of execution of the Deposit Agreement is Deutsche Bank AG, Eschborn, Domestic Custody Services Germany  (the "Custodian").

THE DEPOSITARY'S CORPORATE TRUST OFFICE ADDRESS IS 60 WALL STREET, NEW YORK, N.Y.  10005

1.           THE DEPOSIT AGREEMENT.

This American Depositary Receipt is one of an issue (herein called "Receipts"), all issued and to be issued upon the terms and conditions set forth in the amended and restated deposit agreement, dated as of November 25, 2009 (as thereafter amended from time to time, the "Deposit Agreement"), by and among the Company, the Depositary, and all Owners and Holders from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof.  The Deposit Agreement sets forth the rights of Owners and Holders of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called "Deposited Securities").  Copies of the Deposit Agreement are on file at the Depositary's Corporate Trust Office in New York City and at the office of the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms not defined herein shall have the meanings set forth in the Deposit Agreement.

2.           SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

Upon surrender at the Corporate Trust Office of the Depositary of this Receipt, and upon payment of the fee of the Depositary provided in Article 7 of this Receipt and Section 5.9 of the Deposit Agreement, and subject to the terms and conditions of the Deposit Agreement, the Articles of Association of the Company, the Deposited Securities and applicable law, the Owner hereof is entitled to due assignment, transfer and delivery of all right, title, legal ownership and interest, to it or upon its order, of such whole number of Deposited Securities at the time represented by the American Depositary Shares for which this Receipt is issued and a new Receipt for the number of American Depositary Shares representing any fractional Deposited Securities and any Deposited Securities not being withdrawn.  Delivery of such Deposited Securities may be made by (a)(i) delivery of certificates in the name of the Owner hereof or as ordered by it or by the delivery of certificates properly endorsed or accompanied by proper instruments of transfer to such Owner or as ordered by it, subject to the Articles of Association of the Company, or (ii) delivery or transfer to an account through Clearstream Banking, société anonyme or Euroclear Bank S.A./N.V., as operator of the Euroclear System, for the benefit of such Owner or as ordered by it and (b) any other securities, property and cash to which such Owner is then entitled in respect of this Receipt.  Such delivery will be made without unreasonable delay at the option of the Owner hereof, either at the office of the Custodian or at the Corporate Trust Office of the Depositary, provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Corporate Trust Office of the Depositary shall be at the risk and expense of the Owner hereof.  Notwithstanding any other provision of the Deposit Agreement or this Receipt, the surrender of outstanding Receipts and withdrawal of Deposited Securities may  be suspended  only for (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.

The Depositary shall not accept for surrender a Receipt evidencing American Depositary Shares representing in the aggregate a fractional interest in one Share or other Deposited Security.  In the case of surrender of a Receipt evidencing any number of American Depositary Shares representing in the aggregate other than a whole number of Deposited Securities, together with payment and delivery of written instructions for withdrawal of Deposited Securities as required under this Article (2), the Depositary shall cause the whole number of Deposited Securities requested to be withdrawn by the Owner of such Receipt to be withdrawn and delivered to or upon the order of such Owner and shall issue and deliver to or upon the order of the person surrendering such Receipt, a new Receipt evidencing American Depositary Shares representing the Deposited Securities not requested to be withdrawn, including any fractional interests in the Deposited Securities.

3.           TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.

The transfer of this Receipt is registrable on the books of the Depositary upon surrender at the Corporate Trust Office of the Depository of this Receipt, by the Owner hereof in person or by a duly authorized attorney, properly endorsed for transfer in the case of a certificated Receipt or accompanied by, proper instruments of transfer and duly stamped as may be required by the laws of the State of New York and of the United States of America.  Thereupon, the Depositary shall execute and deliver a new Receipt or Receipts to or upon the order of the person entitled thereto, subject to receipt of any certifications as the Depositary or the Company may require to comply with applicable laws.  This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.  As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Custodian, or Registrar may require (i) payment from the depositor of Shares or the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or Deposited Securities being withdrawn) and payment of any applicable fees as provided in the Deposit Agreement, (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature and (iii) compliance with any regulations  the Depositary may establish consistent with the provisions of the Deposit Agreement or this Receipt.  This Receipt may be surrendered for the purpose of effecting a split-up or combination of such Receipt, and the Depositary, subject to the terms and conditions of the Deposit Agreement, shall execute and deliver a new Receipt for any authorized number of Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

At the request of an Owner, the Depositary shall, for the purpose of substituting a certificated Receipt with an uncertificated Receipt issued through DRS/Profile, or vice versa, execute and deliver a certificated Receipt or a DRS/Profile statement, as the case may be, for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as those evidenced by the certificated Receipt or DRS/Profile statement, as the case may be, substituted.

The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended or withheld, or deposits of Shares may be refused, or the registration of transfer, split-up or combination of outstanding Receipts in particular instances may be refused, or the registration of transfer, split-up or combination of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of applicable law or of any government or governmental or regulatory authority, body or commission, or under any provision of the Deposit Agreement or this Receipt or the Articles of Association of the Company, or for any other reason, subject to the provisions of Article 24.  Without limitation of the foregoing, neither the Depositary nor the Custodian shall knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

4.           LIABILITY OF OWNER FOR TAXES.

If any tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Owner or Holder hereof to the Depositary.  The Depositary may, and at the request of the Company shall, refuse to effect any registration of transfer of this Receipt (or any split-up or combination hereof) or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by this Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner or Holder hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner or Holder hereof shall remain liable for any deficiency.

5.           WARRANTIES OF DEPOSITORS.

Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant (i) that such Shares and each certificate therefor are validly issued, fully paid and nonassessable, (ii) that such Shares are free and clear of any lien, encumbrance, security interest, charge, mortgage, pledge or restriction on transfer, (iii) that such Shares are accompanied by any dividend coupons for dividends to be paid in the future and rights to receive any such dividend coupons or appropriate evidence thereof and (iv) that the person making such deposit is duly authorized to do so.  Every such person shall also be deemed to represent that the deposit of such Shares and the sale of Receipts evidencing American Depositary Shares representing such Shares by that person are not restricted under the Securities Act of 1933.  Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

6.           FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

Any person presenting Shares for deposit or any Owner or Holder of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval and payment of all taxes and other governmental charges, legal or beneficial ownership of Receipts, Deposited Securities and other securities and the nature of such ownership or compliance with all applicable laws, regulations and provisions of or governing Deposited Securities and the terms of the Deposit Agreement, or other information and to execute and deliver such certificates and to make such representations and warranties, as the Depositary or the Company may deem necessary or proper.  The Depositary may, and upon  the request of the Company shall, withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed and delivered or such representations and warranties made.  Upon the request of the Company, the Depositary shall provide the Company in a timely manner copies of any such proofs and certificates and such written representations and warranties that it receives.  No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that all conditions to such deposit have been satisfied by the person depositing such Shares under the laws and regulations of Germany and any necessary approval has been granted by any governmental authority or body in Germany which is then performing the function of the regulation of currency exchange or any other function which requires approval for the deposit of Shares and by any dividend coupons for dividends to be paid in the future and rights to receive such dividend coupons or appropriate evidence thereof.

7.           CHARGES OF DEPOSITARY.

The Company agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time.  The Depositary shall present its statement for such charges and expenses to the Company once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.

Subject to applicable law and the regulations of any exchange upon which the American Depositary Shares are listed, the following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.3 of the Deposit Agreement), whichever applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the Deposit Agreement, (3) such air courier, cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of Foreign Currency pursuant to Section 4.5 of the Deposit Agreement, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Sections 2.3, 4.3 or 4.4 of the Deposit Agreement, and the surrender of Receipts pursuant to Section 2.5 or 6.2 of the Deposit Agreement, (6) a maximum aggregate service fee of U.S.$3.00 per 100 American Depositary Shares (or portion thereof) per calendar year for the services performed by the Depositary in administering and maintaining the Receipts program, including for processing any cash dividends and other cash distributions made pursuant to the Deposit Agreement, including but not limited to Sections 4.1 through 4.4 (which service fee shall be assessed against Owners as of the record date or record dates set by the Depositary during each calendar year and shall be payable at the sole discretion of the Depositary by billing such Owners for such service fee or by deducting such service fee from one or more cash dividends or other cash distributions) and (7) a fee for the distribution of securities pursuant to Section 4.2 of the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of Receipts referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause (7) treating all such securities as if they were Shares), but which securities are instead distributed by the Depositary to Owners.

The Depositary, subject to Article 8 hereof, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

8.           LOANS AND PRE-RELEASE OF SHARES AND RECEIPTS.

Notwithstanding Section 2.3 of the Deposit Agreement, the Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.2 of the Deposit Agreement (a "Pre-Release") unless the Company requests the Depositary to cease doing so.  The Depositary may, pursuant to Section 2.5 of the Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.  The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release.  In no event will the Depositary deliver Shares prior to the receipt and cancellation of Receipts for Shares.  Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts are to be delivered ("Pre-Releasee"), that the Pre-Releasee, or its customer, (i) owns the Shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial rights, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, and (iii) will not take any action with respect to such Shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be), other than in satisfaction of a Pre-Release, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will limit the number of Receipts involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the American Depositary Shares outstanding (without giving effect to Receipts outstanding as a result of Pre-Releases), except to the extent that such limitation is exceeded as a result of the withdrawal of Deposited Securities subsequent to the execution and delivery of Pre-Released Receipts in compliance with such limitation; provided, however, that the Depositary may, with the prior written consent of the Company, change such limit from time to time; provided, further, that the Company shall have the right to request in writing that the Depositary cease any further Pre-Releases and the Depositary shall be required to act upon such a request only with respect to proposed Pre-Releases made two business days following the Depositary's receipt of the request by the Company.  The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into under the Deposit Agreement with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate.  For purposes of enabling the Depositary to fulfill its obligations to the Owners under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities under the Deposit Agreement).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.  The Company shall have no liability to any Holder or Owner with respect to any representations, actions or omissions by the Depositary, or any of its agents pursuant to Section 2.9 of the Deposit Agreement.

9.           TITLE TO RECEIPTS.

It is a condition of this Receipt and every successive Owner and Holder of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt (and the American Depositary Shares evidenced hereby) when properly endorsed or accompanied by proper instruments of transfer, or in the case of uncertificated Receipts when issued through DRS/Profile, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the Owner hereof as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement or for all other purposes, and neither the Depositary nor the Company will have any obligation or be subject to any liability under the Deposit Agreement to any holder of this Receipt, unless such holder is the Owner hereof.

10.           VALIDITY OF RECEIPT.

This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar (other than the Depositary) for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar.

11.           REPORTS; INSPECTION OF TRANSFER BOOKS.

The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Securities Act of 1934”) and, accordingly, files certain reports with the Securities and Exchange Commission (hereinafter called the "Commission").

Such reports and communications will be available for inspection and copying at the public reference facilities maintained by the Commission located at 100 F Street, N.E., Washington, D.C. 20549.

The Depositary shall make available during normal business hours on each Monday, Tuesday, Wednesday, Thursday and Friday that is not (a) a day on which banking institutions in the Borough of Manhattan, The City of New York are authorized or obligated by law or executive order to close and (b) a day on which the market(s) in which American Depositary Shares are traded are closed for inspection by Owners at its Corporate Trust Office any reports and communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary, the Custodian, or the nominee of either of them as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.

The Depositary will keep books at its Corporate Trust Office for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners of Receipts provided that such inspection shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.  At the reasonable written request of the Company, the Company shall have the right to (i) inspect transfer and registration records of the Depositary or its agent and take copies thereof and (ii) require the Depositary or its agent, the Registrar and any co-transfer agents or co-registrars to supply promptly copies of such portions of such records as the Company may reasonably request.

The Depositary may close the transfer books, at any time or from time to time, when transfer agents located in The City of New York generally close their transfer books or when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement or at the request of the Company.

12.           DIVIDENDS AND DISTRIBUTIONS.

Whenever the Depositary receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, if any amounts received in a Foreign Currency can in the reasonable judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United States, and subject to the provisions of Section 4.5 of the Deposit Agreement and Article 13 hereof, convert such dividend or distribution into Dollars and shall as promptly as practicable distribute the amount thus received (net of the expenses of the Depositary in connection with the conversion of such Foreign Currency into Dollars and such other fees and expenses as provided in Section 5.9 of the Deposit Agreement) to the Owners of Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to the Owners of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly; provided, further, that the Company may elect, but is not obligated, to convert any such dividend or distribution into Dollars on behalf of the Holders, either (x) through distribution of Dollars rather than euro to the Depositary or (y) upon reasonable notice to the Depositary given in advance of any such dividend or distribution, through payment to the Depositary of the number of Dollars equivalent to (on the basis of an exchange rate which approximates the offer rate of exchange as quoted by the Federal Reserve Bank of Germany or the European Central Bank as of the date of receipt of such currency) the number of euro received by the Depositary pursuant to such dividend or distribution, in exchange for such euro and the Company shall be responsible for establishing the appropriate rate of distribution and the timely delivery of funds.

Subject to the provisions of Sections 4.11 and 5.9 of the Deposit Agreement, whenever the Custodian or the Depositary receives any distribution other than a distribution described in Sections 4.1, 4.3 or 4.4 of the Deposit Agreement, the Depositary shall, as promptly as practicable, cause the securities or property received by it or the Custodian to be distributed to the Owners of Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if the Company shall so direct or if in the reasonable opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason the Depositary determines that it is not lawful or feasible to make such a distribution to all or certain Owners, the Depositary may adopt such method as it may deem lawful, equitable and practicable for the purpose of effecting a distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Section 5.9 of the Deposit Agreement) shall be distributed by the Depositary to the Owners of Receipts entitled thereto as in the case of a distribution received in cash.  To the extent such securities or property, or the net proceeds thereof, are not effectively distributed to Owners as provided in the Deposit Agreement, the same shall constitute Deposited Securities and each American Depositary Share shall thereafter represent its proportionate interest, in such securities, property or net proceeds.

If any distribution upon Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may and shall if the Company shall so request, distribute to the Owners of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of the fees of the Depositary as provided in Section 5.9 of the Deposit Agreement.  In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions set forth in Section 4.1 of the Deposit Agreement.  If for any reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges) the Depositary determines that it is not lawful or feasible to make a distribution of Shares to all or certain Owners, the Depositary may adopt such method as it may deem lawful, equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the Shares thus received, or any part thereof, and the net proceeds of any such sale (net of fees and expenses of the Depositary as provided in Section 5.9 of the Deposit Agreement) shall be distributed by the Depositary to the Owners entitled thereto, all in the manner and subject to the conditions of Section 4.1 of the Deposit Agreement.  To the extent such Shares, or the net proceeds thereof, are not effectively distributed to Owners as provided in the Deposit Agreement, the same shall constitute Deposited Securities and each American Depositary Share shall thereafter also represent its proportionate interest in the additional Shares distributed upon the Deposited Securities represented thereby and such net proceeds.

In the event that the Depositary determines in its reasonable discretion that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners of Receipts entitled thereto in proportion to the number of American Depositary Shares held by them respectively and the Depositary shall distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement.  The Depositary or its agent shall remit to appropriate governmental authorities and agencies in the United States all amounts, if any, withheld and owing to such authorities and agencies by the Depositary.

In addition, to the extent practicable, and in accordance with instructions from the Company, the Depositary and the Custodian will take all practicable administrative actions necessary to obtain all tax refunds and to reduce German withholding taxes on dividends and other distributions on the Deposited Securities.

13.           CONVERSION OF FOREIGN CURRENCY.

Whenever the Depositary or the Custodian shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the Foreign Currency so received can in the reasonable judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, as promptly as practicable, by sale or in any other manner that it may determine, such Foreign Currency into Dollars, and such Dollars shall be distributed, as promptly as practicable, to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation and in accordance with the terms thereof, provided, however, that the Company may convert Foreign Currency in accordance with Article 12 hereof.  Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.9 of the Deposit Agreement.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable; provided that if such application involves or refers to the Company or is made on behalf of the Company, such application shall not be filed until approved by the Company.

If at any time the Depositary shall determine that in its reasonable judgment any Foreign Currency received by the Depositary or the Custodian is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the reasonable opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may in its reasonable discretion distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) received by the Depositary to, or hold such Foreign Currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of Foreign Currency, in whole or in part, cannot be effected for distribution in Dollars to some of the Owners entitled thereto, the Depositary may in its reasonable discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the Foreign Currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

14.           RIGHTS.

(a)  In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall, following Consultation with the Company as to the procedure to be followed, (i) make such rights available to any Owners as provided in clause (A) below, (ii) dispose of such rights on behalf of any Owners and make the net cash proceeds available in Dollars to such Owners as provided in clause (B) below or, (iii) if by the terms of such rights offering or, for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse.

(A)  If at the time of the offering of any rights the Depositary determines, following Consultation with the Company, that it is lawful and feasible to make such rights available to all Owners or to certain Owners but not to other Owners, the Depositary may distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner.  As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.2 of the Deposit Agreement, and shall, pursuant to Section 2.3 of the Deposit Agreement, execute and deliver Receipts to such Owner.  Such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to such restrictions on sale, deposit, cancellation, and transfer as the Depositary shall deem necessary, in its reasonable discretion, in order to comply with legal requirements or as shall be instructed by the Company.

(B)  If at the time of the offering of any rights, the Depositary determines, following Consultation with the Company, that it is not lawful and feasible to make such rights available to all or certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net cash proceeds of such sales (net of the fees of the Depositary as provided in Section 5.9 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise and distribute the net cash proceeds, as in the case of a distribution received in cash pursuant to Section 4.1 of the Deposit Agreement.

(b)  The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to Owners or are registered under the provisions of such Act.  If an Owner of Receipts requests distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.  Nothing in this Receipt or in the Deposit Agreement shall create, or shall be construed to create, any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective.

(c)  The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

15.           RECORD DATES.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient in respect of any matter, the Depositary shall fix a record date which shall be, to the extent practicable, the same date as the record date for the Shares or other Deposited Securities, as the case may be, or as close thereto as practicable, after Consultation with the Company, (a) for the determination of the Owners of Receipts who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to exercise, or give instructions for the exercise of, voting rights at any such meeting, or (b) for fixing the date on or after which each American Depositary Share will represent the changed number of Shares.  Subject to the provisions of Sections 4.1 through 4.5 of the Deposit Agreement and to the other terms and conditions thereof, the Owners on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof or to exercise the rights of Owners under the Deposit Agreement with respect to such changed number of Shares represented by each American Depositary Share in proportion to the number of American Depositary Shares held by them respectively and to exercise, or give instructions for the exercise of, voting rights and to act in respect of any other such matter.

16.           VOTING OF DEPOSITED SECURITIES.

Upon receipt of (a) notice from the Company of any meeting of holders of Shares or other Deposited Securities and (b) the statement of the Custodian or such other major commercial German bank as may be reasonably chosen by the Depositary to act as a proxy bank (the "Proxy Bank"), setting forth its recommendations with regard to voting of the Shares as to any matter which is set forth in the notice from the Company on which a vote is to be taken by holders of Shares, together with an English translation thereof (the "Recommendation"), unless otherwise requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, mail to the Owners a notice, which shall contain (i) such information as is contained in such notice of meeting and (ii) a statement that the Owners and Holders ("Voters") as of the close of business on a specified record date will be entitled, subject to any applicable provision of German law, the Articles of Association of the Company, the Receipts and the Deposited Securities, to exercise, or to give instructions for the exercise of, the voting rights, if any, pertaining to the whole number of Shares or other Deposited Securities represented by their respective American Depositary Shares on such date (c) the Recommendation and (d) a statement as to the manner in which such instructions may be given, including an express indication that if no voting instructions are received on or before the date established by the Depositary for such purpose in accordance with Section 4.7 of the Deposit Agreement (the "Instruction Date") then the Voters shall in each case be deemed to have instructed the Depositary to vote or cause the shares to be voted in accordance with the Recommendation.

Upon the written request of a Voter, as applicable, on such record date, received on or before the Instruction Date, the Depositary shall endeavor, insofar as practicable and permitted under German law, the Articles of Association of the Company and the Receipts, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request.  The Company agrees, without any liability to the Voters arising hereunder, to provide notice, to the extent practicable, of any meeting of Voters of Shares or other Deposited Securities containing the requisite information, together with English translations, to the Depositary within the twelve calendar days following the publication of the invitation to the shareholders meeting in the German electronic Federal Gazette.   Voting rights may be exercised only in respect of whole American Depositary Shares, or integral multiples thereof.  Neither the Depositary nor the Custodian shall vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions or deemed instructions received from the Voters, as applicable, as of such record date.

Subject to the following paragraph of this Article (16), if no specific voting instructions are received by the Depositary from any Voter (to whom Notice was sent by the Depositary) with respect to the Deposited Securities represented by the American Depositary Shares evidenced by such American Depositary Receipts on or before the Instruction Date, such Voter shall be deemed, and the Depositary shall deem such Voter, to have instructed the Depositary to vote such Deposited Securities or to cause such Deposited Securities to be voted in accordance with the Recommendation.  In no event may the Depositary itself or the Custodian exercise any voting discretion over any Shares or other Deposited Securities.

Anything in the Deposit Agreement to the contrary notwithstanding, in the event that the Proxy Bank shall fail to supply the Recommendation to the Depositary at least twenty-one (21) calendar days prior to any meeting of Voters of Shares or other Deposited Securities with respect to which the Depositary has received notice from the Company, the Depositary shall mail the Notice (which in this case will not contain the Recommendation or the indication concerning the proxy to be given to the Proxy Bank) to the Voters as herein above provided, and, thereafter, in any case in which no specific voting instructions are received by the Depositary from a Voter on or before the Instruction Date with respect to the Deposited Securities represented by the American Depositary Shares evidenced by such American Depositary Receipts, no votes shall be cast at such meeting with respect to such Deposited Securities.

Nothing in the Deposit Agreement shall be construed to grant to a Voter any voting rights with respect to Deposited Securities to which, by their terms, voting rights do not otherwise attach.

17.           CHANGES AFFECTING DEPOSITED SECURITIES.

In circumstances where the provisions of Section 4.3 of the Deposit Agreement do not apply, upon any change in nominal value (including, without limitation, the restatement of nominal value in any other currency), change in par value, split-up, consolidation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion, replacement or otherwise in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent the new Deposited Securities so received, unless additional Receipts are delivered pursuant to the following sentence.  In any such case the Depositary may, and upon the request of the Company shall, execute and deliver additional Receipts as in the case of a distribution in the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

Immediately upon the occurrence of any such change, conversion or exchange covered by this Article 17 in respect of the Deposited Securities, the Depositary shall give notice thereof in writing to all Owners.  Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Owners, the Depositary may, and upon the request of Company shall, sell such securities at a public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the net proceeds of such sale for the account of the Owners otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Owners and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.1 of the Deposit Agreement.

18.           LIABILITY OF THE COMPANY AND DEPOSITARY.

None of the Depositary the Company or any of their respective officers, directors, employees, agents or affiliates shall incur any liability to any Owner or Holder of any Receipt, if by reason of any provision of any present or future law, order, decree, moratorium, fiat or regulation of the United States or any other country, or of any other governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Articles of Association of the Company, or by reason of any provision of or governing any Deposited Securities, or by reason of any act of God or war or other circumstances beyond its control, the Depositary, or the Company or any of their respective officers, directors, employees, agents or affiliates shall be prevented or forbidden from or delayed in, or be subject to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of the Deposit Agreement or Deposited Securities it is provided shall be done or performed; nor shall the Depositary, the Company or any of their respective officers, directors, employees, agents or affiliates incur any liability to any Owner or Holder of a Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement.  Where, by the terms of a distribution pursuant to Sections 4.1, 4.2, or 4.3 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.4 of the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Owners of Receipts, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net cash proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

Each of the Company, its agents and their respective officers, employees and affiliates assumes no obligation nor shall it be subject to any liability under the Deposit Agreement to Owners or Holders or any other persons, other than as set forth below to the Depositary and the Custodian, and any agent of the Custodian or the Depositary appointed under the Deposit Agreement with the Company's prior written consent.  Each of the Company, its agents and their respective officers, directors, employees and affiliates assumes no obligation nor shall it be subject to any liability under the Deposit Agreement to the Depositary, except that it agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith.  Each of the Company, its agents and their respective officers, directors, employees and affiliates assumes no obligation nor shall it be subject to any liability under the Deposit Agreement to the Custodian or any agent of the Depositary or the Custodian, except under Section 5.8 of the Deposit Agreement.  Each of the Depositary, its agents and their respective officers, employees and affiliates assumes no obligation nor shall it be subject to any liability under the Deposit Agreement to any Owner or Holder (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith.  The Depositary and the Company undertake to perform such duties and only such duties as are specifically set forth in the Deposit Agreement, and no implied covenants or obligations shall be read into the Deposit Agreement against the Depositary or the Company or their respective agents.  None of the Depositary, the Company or any of their respective agents shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it in its sole discretion against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.  None of the Depositary, the Company or any of their respective agents shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner, or any other person believed by it in good faith to be competent to give such advice or information including, but not limited to, any such action or nonaction based upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.  The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence and bad faith while it acted as Depositary.  The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast (provided that any such action or nonaction was in good faith and without negligence) or the effect of any such vote. In no event shall the Company, the Depositary or any of their respective directors, officers, employees, agents and/or affiliates, or any of them, be liable for any indirect, special, punitive or consequential damages to the Depositary, the Company, Owners, Holders or third party.  No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

The Company agrees to indemnify the Depositary, its officers, directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any loss, liability or reasonable expense which may arise out of acts performed or omitted, in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or any Custodian or their respective officers, directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence, wilful misconduct or bad faith of any of them, or (ii) by the Company or any of its officers, directors, employees, agents and affiliates.

The indemnities contained in the preceding paragraph shall not extend to any  liability or expense which arises solely and exclusively out of a Pre-Release transaction (as defined in Section 2.9 of the Deposit Agreement) of a Receipt or Receipts in accordance with Section 2.9 of the Deposit Agreement and which would not otherwise have arisen had such Receipt or Receipts not been the subject of a Pre-Release pursuant to Section 2.9 of the Deposit Agreement; provided, however, that the indemnities provided in the preceding paragraph shall apply to any such liability or expense (i) to the extent that such liability or expense would have arisen had a Receipt or Receipts not been the subject of a Pre-Release, or (ii) which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum), or preliminary prospectus (or preliminary placement memorandum), relating to the offer of sale of American Depositary Shares, except to the extent any such liability or expense arises out of (i) information relating to the Depositary or any Custodian (other than the Issuer), as applicable, furnished in writing and not materially changed or altered by the Company expressly for use in any of the foregoing documents, or, (ii) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading.

The Depositary agrees to indemnify the Company, its officers, directors, employees, agents and affiliates and hold them harmless from any loss, liability or expense which may arise out of acts performed or omitted by the Depositary or the Custodian or their respective officers, directors, employees, agents and affiliates due to their negligence, wilful misconduct or bad faith.

19.           RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN.

The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  The Depositary may at any time be removed by the Company by written notice of such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  In case at any time the Depositary shall resign or be removed, the Company will use its best efforts to appoint a successor depositary, which will be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary will execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment under the Deposit Agreement, and thereupon such successor depositary, without any further act or deed, will become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, upon payment of all sums due it and on the written request of the Company, will execute and deliver an instrument transferring to such successor all rights and powers of such predecessor under the Deposit Agreement, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Owners of all outstanding Receipts and any other information relating to the Deposit Agreement or the Receipts reasonably requested by such successor. Any such successor depositary will promptly mail notice of its appointment to the Owners.  Whenever the Depositary determines in its reasonable discretion that it is in the best interest of the Owners to do so, it may discharge any Custodian under the Deposit Agreement and appoint a substitute Custodian, upon Consultation with the Company.  Whenever the Depositary determines in its reasonable discretion that it is in the best interest of the Owners to do so, it may appoint an additional custodian or custodians, which shall thereafter be one of the Custodians under the Deposit Agreement.

20.           AMENDMENT.

The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the consent of Owners or Holders.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, air courier, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of thirty (30) calendar days after notice of such amendment shall have been given to the Owners of outstanding Receipts.  Every Owner and Holder of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive herefor the Deposited Securities represented hereby except in order to comply with mandatory provisions of applicable law.

21.           TERMINATION OF DEPOSIT AGREEMENT.

The Depositary shall at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 calendar days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding if at any time 30 calendar days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement.  On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.5 of the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends or other distributions with respect thereto to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of Receipts, any expenses for the account of the Owner of such Receipts in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges).  At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges).  Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under Sections 5.8 and 5.9 of the Deposit Agreement.

22.           COMPLIANCE WITH LAW.

The Depositary agrees to comply with all applicable laws.  Each Owner and Holder agrees that it is bound by and subject to the Articles of Association of the Company as if such Owner or Holder were a holder of Shares, and each Owner and Holder agrees to comply with all applicable provisions of German law and the Articles of Association of the Company with regard to notification to the Company, the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht, BaFin) and any additional governmental authorities of such Owner's or Holder's interest in Shares, including any provision requiring such Owner or Holder to disclose voting rights amounting to, exceeding or falling below, 3, 5, 10, 15, 25, 30, 50 and 75 percent of the voting rights in the Company or such other percentage as may be required from time to time pursuant to any provision of German law or otherwise.

Each Owner and Holder acknowledges that failure by such Owner or Holder to provide on a timely basis any such required notification of such Owner's or Holder's voting rights or interests in Shares will result in the withholding of voting rights and the rights to receive dividends or other payments in respect of the Shares represented by such American Depositary Shares for as long as such failure continues.

Each such Owner or Holder required to provide the notification described above may deliver such notification to the Depositary for forwarding to the Company.  The Depositary agrees to forward to the Company, as soon as practicable, any such notifications received by the Depositary from any Owner or Holder.

23.           DISCLOSURE OF BENEFICIAL OWNERSHIP OF RECEIPTS.

The Company and the Depositary may from time to time request Owners and Holders or former Owners or former Holders to provide information as to the capacity in which they hold or held Receipts and regarding the identity of any other persons then or previously interested in such Receipts and various other matters.  Each such Owner and Holder agrees to provide any such information reasonably requested by the Company or the Depositary pursuant to Section 3.5 of the Deposit Agreement and such agreement shall survive any disposition of such Owner's or Holder's interest in Shares or Receipts.

24.           COMPLIANCE WITH U.S. SECURITIES LAWS.

Notwithstanding anything in the Deposit Agreement or this Receipt to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.